May 2021 Investor Presentation Contact: Allen Danzey CFO The Dixie Group Phone: 706-876-5865 allen.danzey@dixiegroup.com Exhibit 99.1

Forward Looking Statements The Dixie Group, Inc. • Statements in this presentation which relate to the future, are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company’s results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, and general economic and competitive conditions related to the Company’s business. Issues related to the availability and price of energy may adversely affect the Company’s operations. Additional information regarding these and other factors and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission. • General information set forth in this presentation concerning market conditions, sales data and trends in the U.S. carpet and rug markets are derived from various public and, in some cases, non-public sources. Although we believe such data and information to be accurate, we have not attempted to independently verify such information. 2

Dixie History



THE DIXIE GROUP

- 1920 Began as Dixie Mercerizing in Chattanooga, TN
- 1990's Transitioned from textiles to floorcovering
- 2003 Refined focus on upper- end floorcovering market
- 2003 Launched Dixie Home - upper end residential line
- 2005 Launched modular tile carpet line – new product category
- 2012 Purchased Colormaster dye house and Crown Rugs
- 2013 Purchased Robertex - wool carpet manufacturing
- 2014 Purchased Atlas Carpet Mills – high-end commercial business
- 2014 Purchased Burtco - computerized yarn placement for hospitality
- 2016 Launched Calibré luxury vinyl flooring in Masland Contract
- 2017 Launched Stainmaster® LVF in Masland and Dixie Home
- 2018 Launched engineered wood in our Fabrica brand
- 2018 Unified Atlas and Masland Contract into single business unit
- 2019 Launched TRUCOR™ and TRUCOR Prime™ LVF in Dixie Home and Masland

3

4 Dixie Group Business Drivers • Residentially • The flooring market is driven by residential remodeling activity, existing home sales and new construction of single family and multifamily housing. • Our residential business plays primarily in the mid to high end residential replacement segment, dependent upon consumer confidence, the health of the stock market and the wealth effect. • Commercially • The market is driven by remodeling of offices, schools, retail and hospitality as demonstrated by the investment in non-residential fixed structures. • Our commercial business is driven by upper-end remodeling in offices, retail remodeling, higher education, and upper-end hospitality that primarily involves a designer.

New and Existing Home Sales Seasonally Adjusted Annual Rate 5 New 1,000 Existing 1,000 Source: National Association of Realtors (existing) and census.gov/newhomesales 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 300 350 400 450 500 550 600 650 700 750 800 850 900 950 1,000 1,050 Jan '13 Jan '14 Jan '15 Jan '16 Jan '17 Jan '18 Jan '19 Jan '20 Jan '21 • “Consumers are facing much higher home prices, rising mortgage rates, and falling affordability, however, buyers are still actively in the market. • The sales for March would have been measurably higher, had there been more inventory. Days-on-market are swift, multiple offers are prevalent, and buyer confidence is rising. • At least half of the adult population has received a COVID-19 vaccination, according to reports, and recent housing starts and job creation data show encouraging dynamics of more supply and strong demand in the housing sector." Lawrence Yun Chief Economist National Association of Realtors April 22, 2021

6 Remodeling Activity

Household Formations 7

2019 U.S. Flooring Manufacturers 8 Source: Floor Focus - Flooring includes sales of carpet, rugs, ceramic floor tile, wood, laminate, resilient and rubber Flooring Manufacturers Flooring $ in millions Flooring Market % Shaw (Berkshire Hathaway) 5,387 25.2% Mohawk (MHK) 5,084 23.8% Engineered Floors (Private) 1,079 5.1% Interface (TILE) 668 3.1% Dixie (DXYN) 376 1.8% Imports & All Others 8,770 41.1% Total 21,364 100.0%

Dixie versus the Industry 2021 First Quarter TTM U.S. Carpet & Rug Market 9 Source: Floor Covering Weekly and Dixie Group estimate TTM: Trailing Twelve Months 2021 First Quarter TTM Dixie sales High End Commercial, 17% High End Residential, 83% Commercial, 37% Residential, 63%

Industry Positioning The Dixie Group • Strategically our residential and commercial businesses are driven by our relationship to the upper-end consumer and the design community • This leads us to: – Have a sales force that is attuned to design and customer solutions – Be a “product driven company” with emphasis on the most beautiful and up-to-date styling and design – Be quality focused with excellent reputation for building excellent products and standing behind what we make – And, unlike much of the industry, not manufacturing driven 10

Residential Business • Residential represents 85% of TDG sales today • Doubled our market share of carpet in the past 10 years, aided by an upper end segment that is outpacing the market • Successfully entered the hard surface market in the rigid core and engineered wood segments 11

• Affordable Fashion: Dixie Home provides well styled carpet and hard surface designs in the mid to high end residential market. • With a broad range of price points, Dixie Home meets the needs of a variety of consumers through specialty retailers and mass merchants. • Growth initiatives – TRUCOR™ SPC and TRUCOR Prime™ WPC flooring – EnVision 6,6™ nylon – PetProtect ® nylon 12

• Leading high-end brand with reputation for innovative styling, design and color • High-end retail / designer driven – Hand crafted and imported rugs • Growth initiatives – TRUCOR Prime™ WPC Luxury Vinyl Flooring & – TRUCOR™ Energy SPC flooring – Wool products in both tufted and woven constructions – EnVision 6,6™ nylon 13

• Premium high-end brand – “Quality without Compromise” • Designer focused – Hand crafted and imported rugs • Growth initiatives – Fabrica Fine Wood Flooring, a sophisticated collection of refined wood flooring – EnVision 6,6™ nylon – Luxury wool products in tufted and woven constructions 14

Commercial Market Positioning The Dixie Group • We focus on the “high-end specified soft floorcovering contract market” • Our AtlasMasland products – Designer driven focused on the fashion oriented market space – Broad product line for diverse commercial markets • Our Masland eNergy products – Sells “main street commercial” through retailers • Our Masland Residential and AtlasMasland sales forces – Commercial design firms and select commercial retailers 15

• Upper-end brand in the specified commercial marketplace – Corporate, End User, Store Planning, Hospitality, Health Care, Government and Education markets • Designer focused • Strong national account base • Growth initiatives – Sustaina™ cushion modular carpet backing with the ability to install in high relative humidity environments – The Crafted Collection with Sustaina™ cushion modular carpet backing, both PVC and polyeurathane free – over 80% recycled content – Calibré Luxury Vinyl Tile 16

Dixie Group Sales $ in millions 17 331 321 283 205 231 270 266 345 407 422 397 412 405 375 316 322 0 50 100 150 200 250 300 350 400 450 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 TTM 2021 Net Sales *2016 had 53 weeks.

Sales & Operating Income
$ in millions

THE DIXIE GROUP

Annual	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	TTM 2021
Net Sales	344	407	422	397	412	405	375	316	322
Net Income (Loss)	5.3	(1.4)	(2.4)	(5.3)	(9.6)	(21.4)	15.3	(9.2)	(8.5)
Operating Income	8.9	(5.2)	2.0	(3.4)	4.0	(15.6)	21.3	(2.9)	(2.3)
Non-GAAP Adjusted Op. Income	16.4	5.1	4.9	(2.0)	4.6	(1.1)	1.7	(0.0)	0.7
EBITDA	18.7	16.9	15.9	10.0	16.6	(3.1)	32.9	7.0	7.3
Non-GAAP Adjusted EBITDA	26.5	18.1	19.0	11.5	17.5	11.4	13.5	10.1	10.3

Quarterly	Q12019	Q22019	Q32019	Q42019	Q12020	Q22020	Q32020	Q42020	Q12021
Net Sales	88.6	100.4	95.4	90.1	80.6	60.8	85.9	88.6	86.3
Net Income (Loss)	(6.7)	(1.2)	(2.6)	25.7	(2.7)	(7.1)	0.9	(0.3)	(2.0)
Operating Income	(4.9)	0.6	(1.0)	26.7	(1.3)	(5.6)	2.6	1.5	(0.7)
Non-GAAP Adjusted Op. Income	(2.8)	2.5	0.1	1.8	(1.3)	(4.4)	3.1	2.6	(0.6)
EBITDA	(1.8)	3.3	1.9	29.4	1.6	(3.1)	5.2	3.4	1.9
Non-GAAP Adjusted EBITDA	0.4	5.3	3.0	4.8	1.7	(1.8)	5.7	4.4	2.0

Change Year over Year	Q12019	Q22019	Q32019	Q42019	Q12020	Q22020	Q32020	Q42020	Q12021
Net Sales	(10.3)	(6.0)	(6.1)	(8.0)	(8.0)	(39.6)	(9.5)	(1.5)	5.7
Net Sales % Change	-10.4%	-5.7%	-6.0%	-8.2%	-9.1%	-39.4%	-10.0%	-1.7%	7.1%
Net Income (Loss)	(3.8)	0.6	0.4	39.4	4.0	(5.8)	3.4	(26.0)	0.7
Operating Income	(3.3)	0.7	0.1	39.4	3.5	(6.2)	3.6	(25.2)	0.7
Non-GAAP Adjusted Op. Income	(1.5)	0.5	(0.6)	4.3	1.5	(6.9)	3.0	0.8	0.7
EBITDA	(3.4)	0.4	0.0	38.9	3.4	(6.5)	3.3	(26.0)	0.3
Non-GAAP Adjusted EBITDA	(1.5)	0.3	(0.7)	4.0	1.4	(7.1)	2.7	(0.4)	0.2

Note: 2016 has 53 operating weeks, all other periods had 52 operating weeks

Note: Non-GAAP reconciliation starting on slide 32

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Current Business Conditions Outlook: • In the first quarter of 2021, we reduced debt by $2 million bringing our total debt reduction to $62 million over the last 33 months. • Borrowing availability of $44 million under our Senior Revolving Credit Facility. • Our residential division has gained market share and built momentum during the first quarter of 2021. • Early 2021 shows continued strength with sales of residential products trending approximately 23% ahead of the prior year. • We have implemented a price increase for April 1, 2021 to offset increases in raw materials, transportation and labor costs. • For 2021, we are investing in new product and talent. We are introducing over 40 new soft surface styles and over 60 new hard surface SKUs. • We have hired a retail channel leader, a decorative segment leader and additional hard surface sales people. • For the month of March, residential order entry and sales were both up over 40% compared to the prior year period. Business has continued to strengthen in the second quarter. • We have announced price increases of approximately 5% on residential and commercial carpet products for late in the second quarter. 19